UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2009

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12340	03-0339228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of principal executive offices) (Zip Code)

(802) 244-5621

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 9, 2009, Green Mountain Coffee Roasters, Inc. (“GMCR”) filed a Notification and Report Form with the Antitrust Division of the Department of Justice and the Federal Trade Commission (the “FTC”), pursuant to the requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, in connection with GMCR’s proposed acquisition of all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Diedrich Coffee, Inc. (“Diedrich”) through GMCR’s wholly owned subsidiary Pebbles Acquisition Sub, Inc. (“Purchaser”) in a two-step transaction consisting of a tender offer by Purchaser (the “Offer”) and a merger of Purchaser with and into Diedrich.

Effective December 24, 2009, following consultation with the FTC staff, GMCR has voluntarily withdrawn its Notification and Report Form. On or before December 29, 2009, GMCR expects to re-file its Notification and Report Form. This withdrawal and re-filing is being undertaken in order to provide the FTC with additional time to review the information submitted by GMCR and Diedrich.

As a result of the withdrawal and re-filing, the waiting period applicable to the purchase of Shares pursuant to the Offer is scheduled to expire at 11:59 p.m., Eastern Time, on or before January 13, 2010. The FTC may earlier terminate the waiting period. The FTC also may extend the waiting period by requesting that GMCR provide additional information or documentary material relevant to the Offer. If such a request were made, the waiting period would be extended until 11:59 p.m., Eastern Time, on the 10th day after GMCR’s substantial compliance with such request, or until 11:59 p.m., Eastern Time, on the next business day following that date if the 10th day fell on a weekend or federal holiday. Thereafter, the waiting period could be extended only by court order. If necessary, GMCR will, in accordance with the terms of the Offer and applicable law, extend the Offer’s expiration time to occur concurrently with the waiting period’s expiration time.

Additional Information.

This Current Report on Form 8-K is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. The tender offer to purchase shares of Diedrich common stock referenced in this Current Report on Form 8-K has been made pursuant to a Tender Offer Statement on Schedule TO, containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer (the “Tender Offer Statement”), which GMCR and Purchaser filed with the U.S. Securities and Exchange Commission (the “SEC”) and first mailed to Diedrich stockholders on December 11, 2009. Security holders of Diedrich are advised to read the Tender Offer Statement, because it contains important information about the tender offer. Investors and security holders of Diedrich also are advised that they may obtain free copies of the Tender Offer Statement and other documents filed by GMCR with the SEC on the SEC’s website at http://www.sec.gov. In addition, free copies of the Tender Offer Statement and related materials may be obtained from GMCR by written request to: Green Mountain Coffee Roasters, Inc., Attention: General Counsel, 33 Coffee Lane, Waterbury, Vermont 05676.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Date: December 24, 2009	By:	/S/ FRANCES G. RATHKE
	Name:	Frances G. Rathke
	Title:	Chief Financial Officer